Exhibit 15(b)

CONSENT OF CHAPMAN PETROLEUM ENGINEERING, LTD

INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm and to the references to our reports for Challenger Energy Corp. dated January 1, 2006 in this Amendment No. 2 to Registration Statement on Form 20-F of Challenger Energy Corp.

/s/ Charlie W. Chapman

Charlie W. Chapman, P.Eng.

Chapman Petroleum Engineering, Ltd.

Calgary, Alberta, Canada
November 6, 2006